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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) .......... April 23, 1998

                       Service Systems International, Ltd.
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              (Exact name of registrant as specified in its charter)

  Nevada                             0-21753                    88-0263701
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(State or other jurisdiction       (Commission                 (IRS Employer
of incorporation)                   File Number)                Ident. No.)

                2800 Ingleton Avenue, Burnaby, B.C. Canada V5C 6G7
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                (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (604) 451-1069

Item 9. Sales of Equity Securities Pursuant to Regulation S

     On April 23, 1998, the Registrant issued to two Canadian employees, in a Regulation S transaction, 75,321 shares of common stock in satisfaction of unpaid, services valued at $0.20 per share. In addition, the Corporation issued, in repayment of loans, including interest, to the corporation, 1,481,497 shares of common stock valued at $0.20 per share to one Canadian individual, one United Kingdom corporation and three Bahamian corporations, in Regulation S transactions. In addition to the issuance of common stock, as part of the repayment, the four corporations received warrants to purchase an additional 1,446,281 shares of common stock at an exercise price of $0.40 a share, exercisable for a period of two years from issuance.

                       SERVICE SYSTEMS INTERNATIONAL, LTD.


Date: May 7, 1998      By: /s/ Kenneth Fielding
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                           Kenneth Fielding, President